                                                            EXHIBIT (b)(8)(e)(1)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

                                     AMONG

                      VARIABLE INSURANCE PRODUCTS FUND II,

                       FIDELITY DISTRIBUTORS CORPORATION

                                      AND

    NATIONAL LIFE INSURANCE COMPANY (AS SUCCESSOR TO VERMONT LIFE INSURANCE
                                   COMPANY)

THIS AMENDMENT NO. 1 to the Participation Agreement by and among Vermont Life Insurance Company (since merged into National Life Insurance Company), Variable Insurance Products Fund II (the "Fund"), and Fidelity Distributors Corporation (the "Underwriter"), dated April 1, 1990 (the "Participation Agreement"), and is made and entered into this 28th day of April, 1997.

1.  Schedule A is hereby further amended to add the following contract forms:

          National Life Contract Form 7206 (Flexible Premium Adjustable Benefit Variable Life Insurance)

          National Life Contract Form 7207 (Flexible Premium Adjustable Benefit Variable Life Insurance (Unisex Version)

          National Life Contract Form 7400 (Flexible Premium Variable Deferred Annuity)

          National Life Contract Form 7401 (Flexible Premium Variable Deferred Annuity (Unisex Version))

2.  Schedule C is hereby further amended to add the following separate account:

          National Variable Life Insurance Account - February 5, 1985

          National Variable Annuity Account II - November 1, 1996

3. Pursuant to section 1.6 hereof, the Fund and the Distributor hereby consents to the investment of net amounts available under the variable contracts listed in paragraph 1 above in the following Funds other than the
Fund: The Market Street Fund, The Alger American Fund, The Dreyfus Socially Responsible Growth Fund, Inc., Strong Special Fund II, Inc., Strong Variable Insurance Funds, Inc. and Van Eck Worldwide Insurance Trust.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be affixed hereto as of the date specified below.

                                  NATIONAL LIFE INSURANCE COMPANY


                                  by
                                    ---------------------------------
                                    Name:  Linda Usle Hoitt
                                    Title: Second Vice President - Annuities

                                  VARIABLE INSURANCE PRODUCTS FUND II


                                  by
                                    ---------------------------------
                                    Name:
                                    Title:

                                  FIDELITY DISTRIBUTORS CORPORATION


                                  by
                                    ---------------------------------
                                    Name:
                                    Title: